Exhibit (n)(2)

AMENDED APPENDIX A

(effective as of February 1, 2023)

to the

MassMutual Premier Funds

Amended and Restated Rule 18f-3 Plan

Adopted June 17, 2020

(as amended May 19, 2021)

Administrative Service Fees

	Class I	Class R5	Service Class	Administrative Class	Class R4	Class A	Class R3	Class Y	Class L	Class C
MassMutual Balanced Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Core Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Disciplined Growth Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Disciplined Value Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Diversified Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Global Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual High Yield Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.05%	N/A	None
MassMutual Inflation-Protected and Income Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual International Equity Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Main Street Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Short-Duration Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	0.05%	0.05%
MassMutual Small Cap Opportunities Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual Strategic Emerging Markets Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	N/A	N/A
MassMutual U.S. Government Money Market Fund	N/A	0.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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